Exhibit 32

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of GPS Industries, Inc. (the "Company") on Form 10-QSB for the six months ended June 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned, in the capacities and on the dates indicated below, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

A signed original of this written statement required by Section 906, or other document authentications, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to GPS Industries, Inc. and will be retained by GPS Industries, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.


                                       /s/ ROBERT C. SILZER, SR.
Date:  August 16, 2004          By:  ___________________________
                                       Robert C. Silzer, Sr.
                                       Chief Executive Officer
                                       (Duly Authorized Officer)


                                       /s/ GEORGE DORIN.
Date:  August 16, 2004          By:  ___________________________
                                       George Dorin.
                                       Chief Financial Officer
                                       (Duly Authorized Officer)